SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Select Portfolios
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity Select Portfolios

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing they sent you regarding the Fidelity Select Portfolios. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect these funds and your investment in them. I am calling you to encourage you to vote your proxy if you have not yet done so.

Have you received the proxy material? The package was mailed to you in late January. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: Could I please confirm your address for the purpose of sending proxy materials to you?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting March 14th. Inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free he/she may do so using the information located on the proxy card. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for March 14th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on March 14th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling Fidelity Select Portfolio shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted, inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-544-3198. (End call)

If YES: Confirm the shareholder's identity by having him/her repeat their full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposals.

Could I please have the last four digits of your social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain".

Fidelity Select Portfolios

The proposals are:

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to adopt an Amended and Restated Declaration of Trust.

3. To elect a Board of Trustees.

4. To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the funds.

5. To approve an amended management contract for each of Cyclical Industries Portfolio and Natural Resources Portfolio.

6. To approve an amended management contract for the Money Market Portfolio.

7. To approve an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. (FMR U.K.) for each of the equity funds (except Business Services and Outsourcing Portfolio, Gold Portfolio, Medical Equipment and Systems Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio).

8. To approve an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc., (FMR Far East) for each of the equity funds (except Business Services and Outsourcing Portfolio, Gold Portfolio, Medical Equipment and Systems Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio).

9. To approve a Distribution and Service Plan pursuant to Rule 12b-1 for each of the funds (except Networking and Infrastructure Portfolio and Wireless Portfolio).

10. To eliminate each equity fund's (except Business Services and Outsourcing Portfolio, Cyclical Industries Portfolio, Medical Equipment and Systems Portfolio, Natural Resources Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio) fundamental investment policy concerning temporary investments for defensive purposes and adopt a comparable non-fundamental policy.

11. To modify a fundamental investment policy of Biotechnology Portfolio.

12. To modify a fundamental investment policy of Consumer Industries Portfolio.

13. To modify a fundamental investment policy of Environmental Services Portfolio.

14. To modify a fundamental investment policy of Utilities Growth Portfolio.

15. To amend the fundamental investment limitation concerning diversification for Money Market Portfolio.

16. To amend the fundamental investment limitation concerning the concentration of the funds' investments in a single industry for each equity fund (except Business Services and Outsourcing Portfolio, Cyclical Industries Portfolio, Medical Equipment and Systems Portfolio, Natural Resources Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio).

17. To amend Gold Portfolio's fundamental investment limitation concerning its purchases and sales of commodities.

18. To amend the fundamental investment limitation concerning underwriting for each fund (except Networking and Infrastructure Portfolio and Wireless Portfolio).

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for March 14. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity Select Portfolios

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Fidelity Select Portfolios

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments following up on a recent proxy mailing they sent you regarding the Fidelity Select Portfolios. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it.

As an owner of a Fidelity Select Portfolio, you should have received proxy materials in the mail. At your earliest convenience, please sign, date and mail the proxy card in the return envelope provided to you. If you have any questions about the proposals or did not receive any proxy material, please call Fidelity at 1-800 544-3198

Q&A

On what proposals am I encouraged to vote?

You may be asked to vote on the following proposals:

Why are the funds proposing to continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust? (Proposal 1)

The Trustees seek to ensure that they retain the ability to manage the affairs of the funds, including control of derivative actions that are brought on behalf of a fund. This provision in the amendment will resolve any legal uncertainty by expressly stating that a Trustee shall not be deemed to have a personal financial interest or otherwise be disqualified from considering a pre-suit demand due to his or her service on multiple fund boards of trustees. Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligations to act with due care and in shareholders' interests.

Why are the funds proposing to adopt an amended and restated Declaration of Trust? (Proposal 2)

The proposal asks shareholders to approve an increase in the number of trustees from 12 to 14. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity Funds. Additionally, the proposal asks shareholders to adopt a more modern form of the Declaration of Trust (i.e., the fund's charter). The more modern charter is Fidelity's new standard for its funds. It gives the Trustees more flexibility and broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions.

What role does the Board play? (Proposal 3)
The Trustees oversee the investment policies of each fund. Members of the Board are experienced executives who have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities and fees, and review the fund's contracts with Fidelity and other service providers. If Proposal 2 is approved, the fourteen nominees receiving the highest number of votes will be elected to the Board. If Proposal 2 is not approved, those twelve nominees (not including Ms. Johnson and Mr. Stavropoulos) receiving the highest number of votes cast, shall be elected.

Why are we voting on the independent accountants and what is their role? (Proposal 4)
As part of the normal agenda of shareholder meetings, shareholders are asked to vote on the independent accountants any time the Trustees are elected. The independent accountants examine annual financial statements for the funds and provide other audit and tax-related services. They also sign or certify any financial statements of the funds that are required by law to be independently certified and filed with the Securities and Exchange Commission (SEC).

Why are the Cyclical Industries Portfolio and Natural Resources Portfolios proposing an amended management contract? (Proposal 5)

The amended management contract modifies the management fee that FMR receives from the fund to provide for lower fees when FMR's assets under management exceed certain levels. In addition, the Amended Contract allows FMR and the trust, on behalf of the fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940 (1940 Act).

Why is an amended management contract being proposed for the Money Market Portfolio? (Proposal 6)

The current management fee rate for the fund is based on three components: an individual fund fee rate, an income-based fee rate, and a group fee rate. The amended management contract would 1) eliminate the individual fund fee rate, and 2) revise the calculation of the income-based component, including the addition of an asset-based fee.

The structure of the income-based fee causes the present management fee rate to be highly sensitive to changes in the fund's yield. The amended fee rate would be less sensitive to changes in the fund's yield than under the present contract. The amended management fee rate would be higher than the present management fee rate when the fund's annualized gross yield is under 7.0%, and lower than the management fee rate under the present contract when the fund's annualized gross yield is above 7.0%. For October 2000, the fund's annualized gross yield was 6.65%, which would have meant a higher management fee rate under the amended management contract. Whether or not the management fee would be higher or lower in the future under the amended management contract depends on future fund yields and assets under management by FMR.

If the amended contract is approved, FMR has voluntarily agreed to limit the fund's management fee to the lower of the amount that would be paid under the present or amended contract for a period of six months commencing the first day of the first month following shareholder approval.

Included in the text of the proposals is a comparison of the current and amended fees. Please see the proxy statement for more details.

The present and amended annual management fee rates at various fund annualized monthly gross yield levels (using the group fee rate for October 2000) is reflected in the following table:

727:

Fund Annualized

Monthly Gross Yield	Current Fee Rate	Proposed Fee Rate	Change
0%	0.1559%	0.1759%	0.0200%
1%	0.1559%	0.1959%	0.0400%
2%	0.1559%	0.1959%	0.0400%
3%	0.1559%	0.1959%	0.0400%
4%	0.1559%	0.2159%	0.0600%
5%	0.1559%	0.2359%	0.0800%
6%	0.2159%	0.2559%	0.0400%
7%	0.2759%	0.2759%	0.0000%
8%	0.3359%	0.2959%	-0.0400%
9%	0.3959%	0.3159%	-0.0800%
10%	0.3959%	0.3359%	-0.0600%
11%	0.3959%	0.3559%	-0.0400%
12%	0.3959%	0.3559%	-0.0400%
13%	0.3959%	0.3559%	-0.0400%
14%	0.3959%	0.3759%	-0.0200%
15%	0.3959%	0.3959%	-0.0000%

Why is an amended sub-advisory agreement with Fidelity Management & Research (U.K.) Inc. (FMR U.K.) being proposed for each of the equity funds (except Business Services and Outsourcing Portfolio, Gold Portfolio, Medical Equipment and Systems Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio)? (Proposal 7)

Each fund's amended sub-advisory agreement would allow FMR, FMR U.K, and the trust, on behalf of the fund, to allow future modifications of the contract without a shareholder vote, subject to the requirements of the 1940 Act. Under each fund's present agreement, FMR U.K. acts as an investment consultant to FMR and supplies FMR with investment research information and portfolio management advice as FMR reasonably requests on behalf of the fund. FMR U.K. provides investment advice and research services with respect to issuers located outside of the United States, focusing primarily on companies based in Europe.

Why is an amended sub-advisory agreement with Fidelity Management & Research (Far East) Inc., (FMR Far East) being proposed for each of the equity funds (except Business Services and Outsourcing Portfolio, Gold Portfolio, Medical Equipment and Systems Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio)? (Proposal 8)

Each fund's amended sub-advisory agreement would allow FMR, FMR Far East, and the trust, on behalf of the fund, to allow future modifications of the contract without a shareholder vote subject to the requirements of the 1940 Act. Under each fund's current agreement, FMR Far East acts as an investment consultant to FMR and supplies FMR with investment research information and portfolio management advice as FMR reasonably requests on behalf of the fund. FMR Far East provides investment advice and research services with respect to issuers located outside of the United States, focusing primarily on companies based in the Far East.

Why are shareholders being asked to approve a Distribution and Service Plan pursuant to Rule 12b-1 for each of the funds (except Networking and Infrastructure Portfolio and Wireless Portfolio)? (Proposal 9)

Rule 12b-1 promulgated by the SEC under the 1940 Act provides that an investment company (e.g. a mutual fund) acting as a distributor of its shares must do so pursuant to a written Plan "describing all material aspects of the proposed financing of distribution." A copy of the Plan is attached to the proxy statement as Exhibit 6.

Why is there a proposal to eliminate each equity fund's (except Business Services and Outsourcing Portfolio, Cyclical Industries Portfolio, Medical Equipment and Systems Portfolio, Natural Resources Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio) fundamental investment policy concerning temporary investments for defensive purposes and adopt a comparable non-fundamental policy? (Proposal 10)

Eliminating each fund's fundamental investment policy regarding temporary investments and adopting a non-fundamental policy that is standard for Fidelity equity funds will allow FMR to more clearly communicate each fund's investment strategy in a manner consistent with other Fidelity funds with similar investment disciplines. The proposal is not expected to materially affect the way the funds are managed.

Why are Biotechnology Portfolio, Consumer Industries Portfolio, and Utilities Growth Portfolio proposing to modify a fundamental investment policy of each fund? (Proposals 11, 12, 14)

Modification of these policies will allow the funds to more clearly communicate their investment objectives and strategies. Modification of these policies is not expected to materially affect the way the funds are managed. Please see the proxy statement for more details.

Why is Environmental Services seeking to modify the fund's fundamental investment policy? (Proposal 13)

Modification of the fund's fundamental investment policy will broaden the fund's eligible investment universe, providing greater investment flexibility to the fund's portfolio manager. Please see the proxy statement for more details.

Why is Money Market Portfolio proposing to amend the fundamental investment limitation concerning diversification? (Proposal 15)

The proposed amendments to the fund's fundamental diversification limitation include updating the fund's current fundamental investment limitation for changes in the regulatory restrictions applicable to money market funds, and allowing the fund to invest more significantly in other money market funds.

Why are the funds proposing to amend the fundamental investment limitation concerning the concentration of the funds' investments in a single industry for each equity fund (except Business Services and Outsourcing Portfolio, Cyclical Industries Portfolio, Medical Equipment and Systems Portfolio, Natural Resources Portfolio, Networking and Infrastructure Portfolio, and Wireless Portfolio)? (Proposal 16)

The primary purpose of the proposal is to exclude from each fund's fundamental concentration limitation any language pertaining to the sale of securities. FMR believes that it is in the best interest of the funds to exclude unnecessarily restrictive language from their fundamental industry concentration limitations since the SEC does not require such language. Modifying each fund's fundamental industry concentration limitation is not expected to materially affect the way the funds are managed. Please see the proxy statement for more details.

Why is Gold Portfolio proposing to amend its fundamental investment limitation concerning its purchases and sales of commodities? (Proposal 17)

The proposed amendment will clarify two points. First, the proposed limitation would make explicit that the fund may acquire physical commodities as the result of ownership of instruments other than securities. Second, the proposed limitation would clarify that the fund may invest without limit in securities or other instruments backed by physical commodities. Modification of the investment limitation is not expected to materially affect the way the fund is managed. Please see the proxy statement for more details.

Why are the funds proposing to amend the fundamental investment limitation concerning underwriting for each fund (except Networking and Infrastructure Portfolio and Wireless Portfolio)? (Proposal 18)

The proposed amendments to each fund's fundamental underwriting limitation clarify that each fund is not prohibited from investing in other investment companies, even if as a result of such investment, each fund is technically considered an underwriter under federal securities laws.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is January 16, 2001.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope.

You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions.

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."